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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                ---------------

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 7, 2000

                          THE DERBY CYCLE CORPORATION
            (Exact name of registrant as specified in its charter)

       Delaware                     333-61191                  31-1038896
(State of incorporation            (Commission              (I.R.S. Employer
   or organization)                File Number)            Identification No.)

                           22710 72nd  Avenue South
                                 Kent, Washington
                             (Address of principal               98032
                              executive officers)              (Zip Code)


       Registrant's telephone number, including area code: (253)395-1100

                         This Report contains 4 pages.

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Item 5.           OTHER EVENTS
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                      NEW NOTTINGHAM FACTORY FOR RALEIGH
                      ----------------------------------


Raleigh Cycles is looking for a site in the Nottingham area on which to locate a modern new factory to meet its needs in the new century.

Only two months after announcing that it was to cease frame making in Nottingham, the company has re-affirmed its commitment to the city where it was founded in 1887.

Making the announcement today, (Friday 7 January), newly appointed Managing Director, Phillip Darnton said, "We have received an attractive offer for our remaining factory sites on Triumph Road. This will enable us to create a modern, purpose built factory that in turn will allow us to become more cost effective and competitive".

Mr Darnton explained that in the hundred years since Raleigh was founded, it had inevitably grown in a largely unplanned and unco-ordinated manner until, at its peak, the company's Nottingham operation covered seventy-five acres. "Old buildings such as those we have occupied for decades are no longer appropriate to today's production processes", he said.

"The offer we have received really is a once in a lifetime opportunity for Raleigh. What could be a more appropriate start to the new millennium for this proud company whose founder was so far sighted".

In making the move, Raleigh is very conscious of the importance of Nottingham to the company's heritage - the city appears prominently on Raleigh's famous heron's head logo - and is determined to hold onto the wealth of cycle making skills that it has cultivated over the years.

"We want to make it as easy as possible for our current workforce to move with us", said Mr Darnton.

To that end, Raleigh has already started talks with Nottingham City Council to find a suitable alternative site. Ted Cantle, the city's Chief Executive confirmed that the city had been approached to help in the search and said, "We are confident that we can find a suitable site to ensure that this proud name remains associated with Nottingham and that we retain these valuable jobs for the city".

The purchaser of Raleigh's 12.5 acre site is The University of Nottingham which has, at the same time, purchased the cycle manufacturer's sister company, Sturmey Archer's, 8.5 acre site also located in Triumph Road.

The University recently won the right to host the new National Leadership College for Schools and wishes to build alongside the recently created (Pound) 50 million Jubilee campus on Triumph Road.


In conclusion, Mr Darnton commented, "In the light of a number of difficult and painful decisions which we have had to make in recent years, we were especially keen to announce this very positive strategic opportunity as soon as possible. Inevitably, this means that we are not in a position to give detailed answers to some of the questions that will arise. However, we do have sufficient time - up to four years if necessary - to now plan carefully and efficiently to secure the future of the company."

ENDS

7 JANUARY 2000

For further information please contact:

Henning Steenberg/Mark Cole
PR Principles Ltd
Tel: 0115 958 0403
Fax: 0115 948 3098

Out of Hours telephone numbers:

Henning Steenberg - 01773 862190 Mobile: 07989 631915
Mark Cole - 0115 925 1604/01733 706816



                                      -2-










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Item 7.         EXHIBITS
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          None.



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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE DERBY CYCLE CORPORATION

                                       By: /s/ Simon J. Goddard
                                          -----------------------------------
                                          Name:  Simon J. Goddard
                                          Title: Vice President & Corporate
                                                  Controller


Date: January 11, 2000